As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-124601

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAPSTONE PAPER AND PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2699372
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Northfield Plaza, Suite 480

Northfield, IL 60093

(847) 441-0929

(847) 441-8267 (facsimile)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger W. Stone, Chairman of the Board

KapStone Paper and Packaging Corporation

One Northfield Plaza, Suite 480

Northfield, IL 60093

(847) 441-0929

(847) 441-8267 (facsimile)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fran Stoller, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

(212) 407-4000

(212) 407-4990 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [__]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [__]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 contains an updated prospectus relating to (i) the offering and sale of shares of common stock issuable upon exercise of warrants that were issued to public investors in connection with the registrant’s initial public offering and (ii) certain securities issuable upon exercise of an option sold to the representative of the underwriters in connection with such offering, all of which were (together with certain other securities of the registrant) initially registered by Stone Arcade Acquisition Corporation, the former name of the registrant, on the Registration Statement on Form S-1 (File No. 333-124601) declared effective by the Securities and Exchange Commission on August 15, 2005. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement.

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Subject to Completion, Dated January 12, 2007

Prospectus

KapStone Paper and Packaging Corporation

40,000,000 shares of common stock

This prospectus relates to 40,000,000 shares of our common stock, par value $0.0001 per share, which are issuable upon the exercise of warrants originally issued in our initial public offering pursuant to a prospectus dated August 15, 2005. In order to obtain the shares, the holders of the warrants must pay an exercise price of $5.00 per share. We will receive proceeds from the exercise of the warrants but not from the sale of the underlying common stock.

In connection with our initial public offering, we sold to Morgan Joseph & Co., Inc., who acted as the representative of the underwriters in such offering, an option to purchase up to 1,000,000 units at a purchase price of $7.50 per unit. The units issuable upon exercise of the option are identical to the units that were offered in such offering except that the warrants included in the option have an exercise price of $6.25 per share. The registration statement of which this prospectus forms a part also covers the units underlying the option, the shares of common stock and the warrants included as part of such units and the shares of common stock underlying the warrants included as part of such units.

Our shares of common stock are currently traded on the OTC Bulletin Board  under the symbol “SCDE.” On January ____, 2007, the closing sale price of our common stock was $___ per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________, 2007

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PROSPECTUS SUMMARY

The Company

We were formed as a blank check company to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the paper, packaging, forest products and related industries. On August 19, 2005, we completed an initial public offering of our securities.

On June 23, 2006, we entered into a definitive purchase agreement to acquire, through our wholly-owned subsidiary Kapstone Kraft Paper Corporation, or Kapstone Kraft, the assets of the Kraft Papers Business, or KPB, a division of International Paper Company, or IP, consisting of an unbleached kraft paper manufacturing facility in Roanoke Rapids, North Carolina and Ride Rite® Converting, an inflatable dunnage bag manufacturer located in Fordyce, Arkansas.

On December 29, 2006, our stockholders voted to approve the acquisition of KPB. Holders of 40,000 shares issued in our initial public offering elected to have their shares redeemed.

On January 1, 2007, we completed the acquisition of KPB. The purchase price for the assets was approximately $155,000,000 in cash, subject to certain closing and post-closing adjustments, plus two contingent payments, (A) of up to $35,000,000 and (B) $25,000,000, based on KPB’s annual earnings before interest, income taxes, depreciation and amortization (“EBITDA”) during the five year period immediately following the acquisition. The first contingent payment will be equal to 5.3x KPB’s average annual EBITDA for the five year period immediately following the transaction, less $165 million and subject to a maximum of $35 million. The second contingent payment is an “all or nothing” payment and is payable if, and only if, KPB’s average annual EBITDA for the same five year period equals or exceeds $49.2 million. Generally both payments, if earned, will be due and paid at the end of the five year period. Kapstone Kraft obtained a $95,000,000 senior secured credit facility from LaSalle Bank, N.A. which was used to fund a portion of the purchase price of the acquisition and will be used for Kapstone Kraft’s working capital.

Upon the closing of the acquisition, we filed an amendment to our certificate of incorporation to change our name to KapStone Paper and Packaging Corporation and to remove the provisions relating to procedures governing our first business combination.

A summary of our business and operations, including the business and operations of Kapstone Kraft, is included in our definitive proxy statement filed with the SEC on December 15, 2006, which is incorporated herein by reference, and our Current Report on Form 8-K filed with the SEC on January 4, 2007, which is incorporated herein by reference.

The Offering

Securities offered	40,000,000 shares of common stock, underlying warrants with an exercise price of $5.00 per share. The warrants expire on August 15, 2009.
Common Stock:
Number outstanding before this offering	25,000,000
Number to be outstanding after this offering	65,000,000, assuming the exercise of all of the warrants
Offering proceeds

Assuming the exercise of all the warrants, we will receive gross proceeds of $200,000,000. We intend to use the proceeds from the exercise of the warrants for working capital, operating expenses and other general corporate purposes.

OTC Bulletin Board Symbol	SCDE

Does not give effect to the option held by Morgan Joseph, who acted as the representative of the underwriters in connection with our initial public offering. The option is exercisable for up to 1,000,000 units at a purchase price of $7.50 per unit. The units issuable upon exercise of the option are identical to the units that were offered in such offering except that the warrants included in the option have an exercise price of $6.25 per share.

FORWARD-LOOKING STATEMENTS

We believes that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. Any information in this prospectus regarding the contingent earn-out payments should also be considered forward-looking statements. You should read statements that contain these words carefully because they:

•                  discuss future expectations;

•                  contain information which could impact future results of operations or financial condition; or

•                  state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have little or no control. The following factors, among others may cause actual results to differ materially from the expectations described by us in our forward-looking statements:

•                  continued compliance with government regulations;

•                  legislation or regulatory environments, requirements or changes affecting the businesses in which Kapstone Kraft is engaged;

•                  paper and packaging industry trends, including factors affecting supply and demand;

•                  Kapstone Kraft’s customer concentration;

•                  labor and personnel relations;

•                  credit or currency risks affecting Kapstone Kraft’s revenue and profitability;

•                  changing interpretations of generally accepted accounting principals;

•                  cost of raw materials and energy; and

•                  general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us, Kapstone Kraft or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before making a decision to invest in our securities.

Risks Associated with the Acquisition

If the acquisition’s benefits do not meet the expectations of the marketplace, or financial or industry analysts, the market price of  our common stock may decline.

The market price of our common stock may decline as a result of the acquisition if Kapstone Kraft does not perform as expected, or we do not otherwise achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Kapstone Kraft will be dependent upon key management executives whose loss may adversely impact our business.

Kapstone Kraft depends on the expertise, experience and continued services of its management. The loss of management, or an inability to attract or retain other key individuals following the acquisition, could materially adversely affect us. We will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow us to retain key management executives or hire new key employees.

Kapstone Kraft’s operations may not be able to generate sufficient cash flows to its meet  debt service obligations.

Kapstone Kraft’s ability to make payments on its indebtedness will depend on its ability to generate cash from operations. The business may not generate sufficient cash flow from operations to enable it to repay Kapstone Kraft’s indebtedness and to fund other liquidity needs, including capital expenditure requirements. The indebtedness to be incurred by Kapstone Kraft under the credit facility will bear interest at variable rates, and therefore if interest rates increase, Kapstone Kraft’s debt service requirements will increase. In such case, Kapstone Kraft may need to refinance or restructure all or a portion of its indebtedness on or before maturity. Kapstone Kraft may not be able to refinance any of its indebtedness, including the new credit facility, on commercially reasonable terms, or at all. Kapstone Kraft’s expected debt service obligation is initially estimated to be approximately $4,000,000 in interest payments per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled quarterly principal payments starting at $1,875,000 during the first year and rising to $2,250,000 in the final year of the facility. If Kapstone Kraft cannot service or refinance its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition.

A default under Kapstone Kraft’s indebtedness may have a material adverse effect on Kapstone Kraft’s financial condition.

In the event of a default under Kapstone Kraft’s credit facility, the lenders generally would be able to declare all of such indebtedness, together with accrued interest, to be due and payable. In addition, borrowings under the new credit facility are secured by a first priority lien on all of the assets of KPB and, in the event of a default under that facility, the lenders generally would be entitled to seize the collateral. Moreover, upon the occurrence of an event of default under the new credit facility, the commitment of the lenders to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on Kapstone Kraft’s business and our results of operations and financial condition.

Servicing debt could limit funds available for other purposes.

We will use Kapstone Kraft’s cash from operations to pay the principal and interest on its debt. These payments limit funds available for other purposes, including expansion of our operations through acquisitions, funding future capital expenditures and the payment of dividends.

Kapstone Kraft’s loan agreements contain restrictive covenants that limit its liquidity and corporate activities.

Kapstone Kraft’s loan agreements will impose operating and financial restrictions that will limit Kapstone Kraft’s ability to:

•                  incur additional indebtedness;

•                  create additional liens on its assets;

•                  make investments;

•                  engage in mergers or acquisitions;

•                  pay dividends; and

•                  sell any of its assets outside the ordinary course of business.

In addition, the loan agreement imposes certain limited restrictions on us. Therefore, we will need to seek permission from Kapstone Kraft’s lender in order to engage in certain corporate actions. The lender’s interests may be different from ours, and no assurance can be given that we will be able to obtain the lender’s permission when needed. This may prevent us from taking actions that are in our best interest.

Future acquisitions of businesses could subject us to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our capital structure.

We intend to pursue additional acquisition opportunities in an effort to diversify our investments and/or grow Kapstone Kraft’s business. Any business we acquire may cause us to be affected by numerous risks inherent in the acquired business’s operations. If we acquire a business in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will be able to properly ascertain or assess all of the significant risk factors.

In addition, the financing of any acquisition we complete could adversely impact our capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds. The issuance of additional equity securities may significantly reduce the equity interest of our stockholders and/or adversely affect prevailing market prices for our common stock. Increasing our indebtedness could increase the risk of a default that would entitle the holder to declare all of such indebtedness due and payable and/or to seize any collateral securing the indebtedness. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding under those other instruments to be due and payable pursuant to cross default clauses. Accordingly, the financing of future acquisitions could adversely impact our capital structure and your equity interest in our company.

Except as required by law or the rules of any securities exchange on which our securities might be listed at the time we seek to consummate a subsequent acquisition, you will not be asked to vote on any such proposed acquisition and no redemption rights in connection with any such acquisition will exist.

If we fail to maintain effective systems for disclosure controls and internal controls over financing reporting as a result of the Kapstone Kraft acquisition , we may be unable to comply with the requirements of Section 404 of the Sarbanes Oxley Act of 2002 in a timely manner.

Because we acquired assets of a division of IP, and not a stand-alone entity with its own management information and reporting systems in place, we will initially depend on IP’s systems to monitor the operation of the Kapstone Kraft business. As a division of IP, KPB’s internal controls over financial reporting had been maintained as part of IP’s overall enterprise wide reporting system. In assuming assets that are part of an ongoing business operation, we will face the risk that deficiencies and weaknesses in internal controls over financial reporting may be identified during the transition phase to a stand-alone business. We will be responsible for developing and establishing our own systems, processes and procedures to adequately and effectively monitor disclosure controls and internal controls over financial reporting. We believe that the cost involved to develop these systems will range from $3,500,000 to $4,800,000 and will take approximately 10 months to complete.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of its internal controls. It will also require an independent registered public accounting firm to test our internal controls over financial reporting and report on the effectiveness of such controls for our fiscal year ending December 31, 2006 and subsequent years. An independent registered public accounting firm will also be required to test, evaluate and report on the completeness of our assessment. It may cost us more than we expect to comply with these controls and procedure related requirements. If we discover areas of its internal controls that need improvement, we cannot be certain that any remedial measures taken will ensure that we implement and maintain adequate internal controls over financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations.

Risks Associated With Kapstone Kraft’s Business

Kapstone Kraft’s operations are dependent upon certain operating agreements with IP.

Kapstone Kraft is, at least initially, dependent upon IP for certain operational support services as well as certain supply and purchase arrangements. In this regard, Kapstone Kraft is relying upon a transition services agreement for support, will rely upon IP (or buyers of certain IP businesses) to supply pulpwood, residual woodchips, valve and chucks and containers, and will rely upon IP (or buyers of certain IP businesses) to purchase unbleached rollwrap base paper, crude tall oil, black liquor soap, crude sulfate turpentine, dunnage bags and linerboard from Kapstone Kraft.

IP will be the exclusive supplier of corrugated containers to Kapstone Kraft. Kapstone Kraft currently believes that containers and the other materials to be supplied by IP as described above are readily available from other sources on the open market. However, in the event that IP, or any other supplier of key materials, for any reason fails to meet Kapstone Kraft’s supply requirements, the loss of supply could prevent Kapstone Kraft from meeting its scheduled product deliveries and/or lead to increases in the prices of such supplies, which could have a material adverse effect on Stone’s operating results and financial condition.

Kapstone Kraft has agreed to supply to IP 100% of IP’s requirements of dunnage bags. Also, Kapstone Kraft agreed to supply to IP, the buyer of IP’s beverage packaging business and the buyer of IP’s coated paper business, 100% of each of their requirements of unbleached rollwrap paper. Any reduction in market prices or in the volume of products to be purchased by such parties, whether due to decreased demand, adverse market conditions or otherwise, could have a potential adverse effect on our operating results and financial condition. In addition, if Kapstone Kraft is unable to supply to such parties their requirements of the foregoing products, such parties would have the right to obtain their requirements from other suppliers, which could have a material adverse effect on our operating results and financial condition.

In addition, Kapstone Kraft is relying upon a patent license agreement with IP, whereby it can continue to use certain patented technology used in constructing dunnage bags on a royalty-free basis for the life of the patent. The failure of IP to protect the patent could have a material adverse effect on Kapstone Kraft’s business and ouroperating results and financial condition.

If Kapstone Kraft fails to extend or renegotiate the collective bargaining agreements with the United Steelworkers Union as they expire from time to time, or if Kapstone Kraft’s unionized employees were to engage in a strike or other work stoppage, Kapstone Kraft’s business and operating results could be materially harmed.

All of Kapstone Kraft’s hourly paid employees (approximately 390 at Roanoke Rapids and 150 at Ride Rite® Converting) are represented by the United Steelworkers Union. Kapstone Kraft is a party to collective bargaining contracts, which represent approximately 81% and 78% of its employees at Roanoke Rapids and Ride Rite® Converting, respectively. No assurance can be given that Kapstone Kraft will be able to successfully extend or renegotiate the collective bargaining agreements as they expire from time to time. Currently, there are collective bargaining agreements in effect with respect to Roanoke Rapids through January 31, 2007 and with respect to Ride Rite® Converting through June 30, 2008. If Kapstone Kraft fails to extend or renegotiate its collective bargaining agreements, if disputes with the union arise, or if the unionized workers engage in a strike or other work stoppage, Kapstone Kraft could incur higher ongoing labor costs or experience a significant disruption of operations, which could have a material adverse effect on Kapstone Kraft’s business and our results of operations. The impact of future negotiations, including changes in wages and benefit levels that are collectively bargained for as part of the overall contracts with the unions, could have a material impact on our financial results.

A few customers account for a significant portion of our revenues.

During the year ended December 31, 2005, the top three customers (Altivity Packaging (formerly a division of Smurfit-Stone Container Corporation), Exopack, LLC and Hood Packaging Corporation) accounted for 53.6% and the top ten customers accounted for 88.0% of revenues generated by Roanoke Rapids. Similarly, in 2005, two customers accounted for 29.9% and the top ten customers accounted for 66.6% of revenues generated by Ride Rite® Converting. The contracts with Kapstone Kraft’s clients typically have a two-year term and pricing is market-indexed, based on volume and do not contain any penalty provisions. The loss of or reduced sales to these key customers could result in decreased revenues and adversely impact Kapstone Kraft’s cash flows.

The Roanoke Rapids facility consists of a single paper mill from which all of its kraft paper products are manufactured. If the equipment at the mill malfunctions, Kapstone Kraft may be unable to manufacture its products.

Kapstone Kraft relies on a single paper mill with two papermaking machines to produce its kraft paper products. The mill operates 24 hours a day, seven days a week, which may lead to extensive wear and tear on the equipment. Further, since the Roanoke Rapids facility relies solely on two papermaking machines, any breakdown in one or both machines could result in an interruption in production at the mill and Kapstone Kraft may be unable to fulfill its product delivery obligations to its customers. Kapstone Kraft’s failure to produce and deliver its products could lead to cancellation of customer contracts, which could adversely affect Kapstone Kraft’s results of operations, financial condition and relationship with customers.

Although IP has agreed to indemnify Kapstone Kraft with respect to environmental liabilities that have been assumed, Kapstone Kraft may incur significant remediation and other costs if such losses exceed the cap on indemnification or occur after the expiration of the indemnification period.

The Roanoke Rapids facility operated as an industrial facility for many years prior to the enactment of environmental legislation that would have required certain pollution prevention concepts to be addressed at the facility. Due to its long history of industrial operations, the possibility of onsite and offsite environmental impact to the soil and groundwater may present a heightened risk of liability for contamination. The overall indemnification by IP for certain losses includes assumed environmental liabilities, subject to a $1,000,000 threshold and a cap of $15,000,000. IP’s indemnification for assumed environmental liabilities will survive for three years. However, with respect to environmental claims, the cap described above will be reduced by $1,800,000 every six months during the three year survival period. Because we are unable to presently make a determination as to whether the environmental impact, if any, would be widespread or significant, the negotiated cap and survival period may not be sufficient to cover future losses. Further, if Kapstone Kraft is required to make significant expenditures for remediation and other costs that exceed the cap, the cost of such efforts may have a significant negative impact on our results of operations and financial condition.

If the actual employee pension and post-retirement liabilities Kapstone Kraft has assumed are greater than currently estimated, it could have a negative effect on Kapstone Kraft’s results of operations and financial condition.

Kapstone Kraft has assumed certain collective bargaining agreements and to provide benefits through the expiration of those agreements, including the provision of pension and post-retirement medical benefits that are substantially similar to the collectively bargained benefits previously negotiated by IP. To the extent entitlement to pension and post-retirement medical benefits under these agreements is vested at the time of the transaction, the liabilities associated with the provision of those benefits are excluded liabilities that have been retained by IP. However, to the extent post-retirement liabilities for collectively bargained employees at the time of the closing are greater than the liabilities for vested benefits retained by IP, Kapstone Kraft intends to provide credits after the closing to the applicable employees under the benefits plans it establishes such that these employees receive benefits after the closing that are substantially similar to those previously negotiated by IP under the collective bargaining agreements. Consequently, these liabilities will be Kapstone Kraft’s obligation. The amount of these assumed liabilities, for financial accounting purposes, have been determined to be approximately $3,015,000. If the actual liabilities are greater than the estimate, Kapstone Kraft’s pension obligations and related expense will be increased, which could have a material adverse effect upon our operating results and financial condition.

The decline in the volume of roundwood supplied to Kapstone Kraft could result in production delays.

Currently, approximately 27% of Roanoke Rapids’ roundwood requirement is supplied by IP’s Forest Resources Division. However, the sale of IP’s forestlands to third parties is expected to result in a reduction in such supply to approximately 7% of contracted roundwood supplied to Kapstone Kraft by the future owners of the forestlands. Any delays in finding alternative suppliers could interrupt production, which could have a negative impact on Kapstone Kraft’s results of operations and financial condition.

Risks Associated With the Paper and Packaging Industries

The paper and packaging industries are highly cyclical. Fluctuations in the prices of and the demand for Kapstone Kraft’s products could result in smaller profit margins and lower sales volumes.

Historically, economic and market shifts, fluctuations in capacity and changes in foreign currency exchange rates have created cyclical changes in prices, sales volume and profit margins for products in the paper and packaging industries. The length and magnitude of industry cycles have varied over time and by product, but generally reflect changes in macroeconomic conditions and levels of industry capacity. Most paper products and many wood products used in the packaging industry are commodities that are widely available from many producers. Because commodity products have few distinguishing qualities from producer to producer, competition for these products is based primarily on price, which is determined by supply and demand. The overall levels of demand for these commodity products reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions, as well as foreign currency exchange rates. The foregoing factors could materially and adversely impact Kapstone Kraft’s sales and profitability.

Difficulty obtaining wood fiber at favorable prices, or at all, may negatively impact companies in the packaging industry.

Wood fiber is the principal raw material in many segments of the packaging industry. Wood fiber is a commodity, and prices for wood fiber historically have been cyclical. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in the United States. In addition, future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health and the response to and prevention of catastrophic wildfires could also affect timber supplies. Availability of harvested timber may further be limited by fire, insect infestation, disease, ice storms, wind storms, flooding and other natural and man made causes, thereby reducing supply and increasing prices.

Wood fiber pricing is subject to regional market influences, and the cost of wood fiber may increase in particular regions due to market shifts in those regions. In addition, the ability to obtain wood fiber from foreign countries may be impacted by legal and political conditions in that country as well as transportation difficulties.

An increase in the cost of purchased energy or other raw materials could lead to higher manufacturing costs, thereby reducing profit margins.

Energy is a significant raw material in the paper and packaging industries. Energy prices, particularly for electricity, natural gas, coal and fuel oil, have been volatile in recent years and currently exceed historical averages. These fluctuations have historically impacted manufacturing costs of companies in the paper and packaging industries, often contributing to volatility in earnings. Recent significant increases in energy prices can be expected to adversely impact businesses in the paper and packaging industries. Kapstone Kraft does not have any long-term arrangements to purchase energy at a fixed price, thus this lack of long-term supply contracts at fixed prices could result in price volatility in Kapstone Kraft’s supply of energy. In addition, Kapstone Kraft has no long-term contracts to purchase raw materials, thus Kapstone Kraft could be materially adversely impacted by supply disruptions. Further, Kapstone Kraft does not use any forward contracts or other financial instruments to hedge its exposure to price risks related to these commodities.

Paper and packaging companies face strong competition.

The paper and packaging industries are highly fragmented, and Kapstone Kraft faces competition from numerous domestic, as well as foreign competitors. Some of Kapstone Kraft’s competitors are large, vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency and/or lower operating costs than Kapstone Kraft.

Certain paper and wood products are vulnerable to long-term declines in demand due to competing technologies or materials.

Companies in the paper and packaging industries are subject to possible declines in demand for their products as the use of alternative materials and technologies grows and the prices of such alternatives become more competitive. Any substantial shift in demand from paper and wood products to competing technologies or materials could result in a material decrease in sales. While we would seek to have Kapstone Kraft adapt its product offerings to changes in market demand, such efforts may not be successful or sufficient.

Paper and packaging companies are subject to significant environmental regulation and environmental compliance expenditures, as well as other potential environmental liabilities.

Companies in the paper and packaging industries are subject to a wide range of general and industry-specific environmental laws and regulations, particularly with respect to air emissions, wastewater discharges, solid and hazardous waste management, site remediation, forestry operations and endangered species habitats. Kapstone Kraft will, in all likelihood, incur substantial expenditures to maintain compliance with applicable environmental laws and regulations. In addition, new laws enacted in the future could require substantial expenditures for compliance. Failure to comply with applicable environmental laws and regulations could expose Kapstone Kraft to civil or criminal fines or penalties or enforcement actions, including orders limiting operations or requiring corrective measures, installation of pollution control equipment or other remedial actions.

Risks Associated with Our Warrants

We may choose to redeem its outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants issued as a part of the units in our initial public offering, we may redeem the warrants at any time after the warrants become exercisable, in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is sent. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to (and intend to) use its best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants issued in our initial public offering at the time that the warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case the warrant holders may not be able to exercise their warrants.

Holders of the warrants issued in our initial public offering will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot give assurance that we will be able to do so. In addition, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

USE OF PROCEEDS

Assuming the exercise of all the warrants, we will receive gross proceeds of $200,000,000. We intend to use the proceeds from the exercise of the warrants for working capital, operating expenses and other general corporate purposes, including possible acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants. The exercise price of the warrants is $5.00 per share and was determined at the time of the initial public offering.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company. We do not know if or when the warrants will be exercised. We also do not know whether any of the shares acquired upon exercise will be sold.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•                  our Annual Report on Form 10-K/A for the fiscal period ended December 31, 2005;

•                  our Quarterly Reports on Form 10-Q/A for the fiscal periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

•                  our Current Reports on Form 8-K and 8-K/A dated April 12, 2006, April 19, 2006, June 26, 2006, June 27, 2006, October 10, 2006, November 28, 2006, December 15, 2006, December 12, 2006 and January 4, 2007;

•                  the description of our common stock contained in our Form 8-A filed July 18, 2005;

•                  our Definitive Proxy Statement filed December 15, 2006; and

•                  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to KapStone Paper and Packaging Corporation, One Northfield Plaza, Suite 480, Northfield, Illinois 60093, Attention: Matthew Kaplan, President.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information contained in this prospectus or incorporated by reference.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file with the SEC at the SEC’s public reference room at 100 F Street, NE in Washington, D.C.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

LEGAL MATTERS

The validity of the securities offered in this prospectus were passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The combined balance sheets of KPB as of December 31, 2005 and 2004, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 2005 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as set forth in its report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the financial statements, the adoption of Statements of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, and the recording of a pretax impairment charge by International Paper Company), appearing in the proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on December 15, 2006, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation) as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 15, 2005 (date of inception) through December 31, 2005 incorporated by reference in this prospectus have been audited by Eisner LLP, independent registered public accountants, as set forth in its report appearing in our Annual Report on Form 10-K/A Amendment No. 2 filed on January 9, 2007, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$0

Transfer agent’s fees and expenses	$0

Legal fees and expenses	$10,000

Printing fees and expenses	$10,000

Accounting fees and expenses	$0

Miscellaneous fees and expenses	$0

Total	$20,000

Item 15.  Indemnification of Officers and Directors

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)            The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)            For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)            The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 16.  Exhibits

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1)

4.2	Specimen Common Stock Certificate (1)

4.3	Specimen Warrant Certificate (1)

5.1	Opinion of Loeb & Loeb LLP as to the legality of the securities being registered. (1)

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

23.2	Consent of Eisner LLP, independent registered public accounting firm.

23.3	Consent of Deloitte & Touche LLP, independent registered public accountants

24	Power of Attorney (1)

(1)  Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 3, 2005, and subsequently amended on June 14, 2005, July 14, 2005, July 27, 2005 and August 1, 2005.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A)          subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(B)           subparagraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of January, 2007.

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Roger W. Stone, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Roger W. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)	January 9, 2007
Roger W. Stone

/s/ Matthew Kaplan	President, Secretary and Director	January 9, 2007
Matthew Kaplan

/s/ John M. Chapman	Director	January 9, 2007
John M. Chapman

/s/ Jonathan R. Furer	Director	January 9, 2007
Jonathan R. Furer

/s/ Muhit U. Rahman	Director	January 9, 2007
Muhit U. Rahman